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                                                               EXHIBIT 10.2


                              FIRST AMENDMENT
                                    TO
                           PROCESSING AGREEMENT


     This First Amendment to Processing Agreement (this "Amendment") is executed and delivered this ___ day of ____________, 1995, but effective as of the 1st day of March, 1995, by and among the Rigid Packaging Division of Aluminum Company of America, a Pennsylvania corporation ("Alcoa"), IMCO Recycling Inc., a Delaware corporation ("IMCO") and Metal Resources, Inc., a Tennessee corporation ("MRI"). All references herein to "IMCO" shall be references to both IMCO and MRI, collectively, unless the context otherwise requires.


                                WITNESSETH:

     WHEREAS, Alcoa and IMCO entered into a Processing Agreement (herein so called) dated effective as of January 1, 1994 pursuant to which IMCO provides tolling/converting services at its recycling and processing facility in Rockwood, Tennessee ("Rockwood Facility") to Alcoa to satisfy Alcoa's requirements of secondary metal in the form of RSI and Molten Metal, and Alcoa purchases such services from IMCO; and

     WHEREAS, MRI is an indirect wholly owned subsidiary of IMCO which owns and operates a recycling and processing facility in Loudon, Tennessee, and is in the process of expanding its facilities with the addition of a new furnace at its plant ("MRI Facility"); and

     WHEREAS, IMCO, MRI and Alcoa desire to expand the scope of the Processing Agreement to include additional tolling/converting services for Alcoa by MRI at the MRI Facility; and

     WHEREAS, IMCO and Alcoa desire to amend the Processing Agreement to include the terms and conditions of such additional tolling/converting services at the MRI Facility, as well as certain other amendments to the terms and conditions of IMCO's tolling/converting services at the Rockwood Facility.

     NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and in consideration of and in reliance upon the mutual covenants and conditions set forth herein, the sufficiency of which are hereby acknowledged, Alcoa, IMCO and MRI agree as follows:

     1. PROCESSING AGREEMENT. Except to the extent specifically amended by the terms of this Agreement, all terms, conditions, covenants and agreements set forth in the Processing Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     2. DEFINED TERMS. All capitalized terms used herein and not expressly defined herein shall have the same meanings as the identical terms contained in the Processing Agreement.

     3. EXHIBITS "B" AND "C". (a) Exhibit "B" of the Processing Agreement is hereby deleted and substituted in lieu of thereof is Exhibit "B" which is attached hereto and made a part hereof.

          (b) Exhibit "C" is hereby amended by adding a new paragraph (f) to read as follows:


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     "(f) Notwithstanding any provision to the contrary herein, effective January 1, 1995, any fee adjustment required to be made on a quarterly basis hereunder shall be made in the second Contract Quarter immediately following the particular Contract Quarter in which the cost changes took place; for example, cost increases or decreases in the first Contract Quarter of 1995 will be calculated and resolved during the second Contract Quarter of 1995, but will not be implemented until the third Contract Quarter of 1995. This provision is implemented in order to eliminate the need for retroactive price changes."

     4. MRI AS A PARTY. Effective as of March 1, 1995, MRI shall be a party to the Processing Agreement. All references to "IMCO" in the Processing Agreement shall be references to both IMCO and MRI, collectively, unless the context otherwise requires. References to "Facility" in the Processing Agreement shall mean either the Rockwood Facility or the MRI Facility, as the context requires; provided, however, all references to "Facility" in Exhibit "C" of the Processing Agreement shall mean only the Rockwood Facility.

     5. APPROVALS. Unless otherwise provided in the Processing Agreement, whenever approval or consent is required of IMCO or MRI, the approval or consent by IMCO shall be deemed to be the approval and/or consent by both IMCO and MRI.

     6.   ASSIGNMENT.  Notwithstanding the provisions contained in SECTION
23.01 of the Processing Agreement, IMCO and MRI shall have the right to assign the Processing Agreement to any of their parents or direct or indirect wholly owned subsidiaries.

     7. WORK COVERED BY PROCESSING AGREEMENT. The Processing Agreement shall govern the terms and conditions of performance by IMCO of its tolling/converting services at the Rockwood Facility and the MRI Facility and the rights and obligations of Alcoa in connection with the payment therefor and the deliveries of product thereto from the Alcoa Plant and from Alcoa's Warrick, Indiana facility. Effective as of March 1, 1995 (except as otherwise expressly set forth therein), the amounts to be paid by Alcoa for such services are set forth in Exhibit "B" hereto, subject to adjustment pursuant to SECTION 5.02 of the Processing Agreement. The parties acknowledge that Exhibit "B" contains base charges for such services and that some of these charges have previously been adjusted pursuant to SECTION 5.02 of the Processing Agreement.

     8. TARGET MONTHLY VOLUME. All references in the Processing Agreement (including but not limited to those contained in SECTIONS 2.01 and 2.02 thereof) to a target monthly volume of 15 million pounds of Product are hereby revised to mean a target monthly volume of 20 million pounds. Such monthly volume shall be allocated between the Rockwood Facility and the MRI Facility at the sole discretion of IMCO. All references contained in SECTION
2.06 of the Processing Agreement to the 15 million pounds of Product to be delivered monthly by Alcoa in order to avoid a Deficiency is hereby revised to mean 20 million pounds.

     All references to a monthly volume of 9 million pounds of Product during the final Contract Year, such as those contained in SECTIONS 2.02, 2.06(c) and 3.03 of the Processing Agreement, are hereby revised to refer to a monthly volume of 12 million pounds.

     9. DEFAULT VOLUMES. The reference to 12 million pounds of Product per month contained in the first sentence of SECTION 2.04 of the Processing Agreement is hereby revised to mean 16 million pounds of Product per month. The reference to Exhibit "C" in the seventh line of SECTION 2.04 is hereby revised to mean Exhibit "B." The reference to 12 million pounds of Product per month contained in the first sentence of SECTION 2.05 of the Processing Agreement is hereby revised to mean 16 million pounds of Product per month.

     10. EXPANSION. The second, third and fourth sentences of SECTION 3.02 are hereby deleted in their entirety.

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     11.  TERMINATION.  Section 3.01 is hereby amended by adding a new paragraph to follow the existing paragraph in such section, to read as follows:

          "Notwithstanding any provision contained herein to the contrary, after January 1, 1996, Alcoa shall have a one-time right and option to reduce the target monthly volume referred to in Sections 2.01 and 2.02 to an amount to be specified by Alcoa of less than 20 million pounds, but in no event less than 15 million pounds. This one-time right and option shall be exercisable by Alcoa at any time during the remaining term of the Agreement by Alcoa's giving written notice of such exercise to IMCO, specifying the reduced target monthly volume so chosen by Alcoa. In such event,the target monthly volume shall nonetheless remain in effect at 20 million pounds, and the provisions of the Agreement concerning such reduced target monthly volume chosen by Alcoa will not become effective, until the first anniversary date of the last day of the particular Contract Year in which such Alcoa notice of exercise is given. In such event, the provisions of this Agreement concerning volumes required to avoid a Deficiency, final Contract Year monthly volumes, default volumes, and any and all provisions regarding similar amounts which have been modified by the terms of this Amendment, shall be appropriately reduced on a pro rata basis by the relative amount of such reduction in target monthly volume. In addition, commencing on the first of January following Alcoa's notice of exercise, the Fixed Charge Payment attributable to the Expanded Commitment shall be reduced on a pro rata basis by the relative amount of such reduction in target monthly volume; provided, however, during the first Contract Year commencing on such January 1st (the "Intervening Year"), the Fixed Charge Payment attributable to the Expanded Commitment shall not be reduced to less than $120,000. Additionally, if requested by Alcoa in the notice of exercise, during the Intervening Year the Fixed Charge Payment attributable to the Expanded Commitment shall be reduced to less than $120,000 to the extent that IMCO is able to recover the remaining volume attributable to the Expanded Commitment with third-party business. Within 30 days after the exercise of such option by Alcoa, the parties will enter into a further amendment to the Agreement reflecting the reduced target monthly volume and the other reductions necessitated thereby."

     12.  SECTION 1.02.  The first sentence of Section 1.02 is hereby deleted
in its entirety, and substituted in lieu thereof is the following:   "It is
intended that Alcoa shall be the principal customer of the Facility and shall always receive priority scheduling and toll conversion pricing over IMCO's other customers of the Facility, up to an aggregate maximum of 24 million pounds per month."

     13. CAPTIONS. Captions of the sections of this Amendment are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Amendment.

     14. MULTIPLE COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first written above.

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                                       ALUMINUM COMPANY OF AMERICA


                                       By:____________________________________
                                           Name:______________________________
                                           Title:_____________________________



                                       IMCO RECYCLING INC.


                                       By:____________________________________
                                           Name:______________________________
                                           Title:_____________________________



                                       METAL RESOURCES, INC.


                                       By:____________________________________
                                           Name:______________________________
                                           Title:_____________________________


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